UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2010
OPNEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33306	22-3761205

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46429 Landing Parkway, Fremont, California	94538

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 580-8828
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On December 9, 2010, Gilles Bouchard resigned from his position as Opnext, Inc.’s Chief Executive Officer and President, and as a member of the Board of Directors (the “Board”), effective immediately.
In connection with his resignation, Opnext, Inc. (the “Company”) entered into a separation agreement with Mr. Bouchard pursuant to which, subject to his execution and non-revocation of a general release of claims, Mr. Bouchard is entitled to receive the following payments and benefits: (i) a lump-sum cash severance payment equal to 100% of Mr. Bouchard’s annual base salary of $500,000; (ii) continued group health insurance coverage through December 31, 2010; (iii) a lump-sum cash payment equal to $30,000, payable within 10 days after the 18-month anniversary of his termination date, provided that he is not at the time of payment eligible to participate in a group health insurance plan of a subsequent employer; and (iv) accelerated vesting of the installment of shares of Company common stock subject to Mr. Bouchard’s outstanding stock options that was scheduled to vest on the next scheduled vesting date following December 9, 2010. Any remaining unvested portions of Mr. Bouchard’s stock options (after giving effect to this accelerated vesting) were automatically cancelled on his termination date. Mr. Bouchard remains subject to the terms of a non-competition agreement, which includes, among other provisions, non-competition and non-solicitation covenants covering the one-year period immediately following his termination date.
This description is qualified in its entirety by reference to the full text of Mr. Bouchard’s separation agreement, a copy of which is filed as Exhibit 10.1 to this report.
(c) On December 9, 2010, the Board appointed Harry Bosco, the Company’s current non-executive Chairman of the Board, to the position of Chief Executive Officer and President on an interim basis. Prior to assuming the position of Chairman in April 2009, Mr. Bosco, age 65, served as the Company’s Chief Executive Officer and President since the formation of the Company in November 2000. Mr. Bosco has served as a member of the Board since November 2000. Mr. Bosco served in various management, engineering and executive positions at Lucent Technologies, AT&T and Bell Laboratories from 1965 until October 2000, including as Optical Networking Group President. Mr. Bosco holds an Associate of Science and Bachelor of Science in Electrical Engineering from Pennsylvania State University/Monmouth University and a Master of Science in Electrical Engineering from Polytechnic Institute of New York. Mr. Bosco has served as a director of Arris, Inc. since 2002.
A copy of the Company’s press release announcing Mr. Bouchard’s resignation and Mr. Bosco’s appointment is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit
No.	Description

10.1	Separation Agreement, dated as of December 9, 2010, between Opnext, Inc. and Gilles Bouchard.

99.1	Press Release, dated December 10, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.
Date: December 10, 2010	By:	/s/ Robert J. Nobile
Robert J. Nobile
Chief Financial Officer and Senior Vice President, Finance

INDEX TO EXHIBITS

Exhibit
No.	Description

10.1	Separation Agreement, dated as of December 9, 2010, between Opnext, Inc. and Gilles Bouchard.

99.1	Press Release, dated December 10, 2010.

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